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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 21, 1995 included in Horizon/CMS Healthcare Corporation's Form 10-K/A Amendement No. 1 for the year ended May 31, 1995 and Form 8-K dated November 21, 1995 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                              Arthur Andersen LLP

Albuquerque, New Mexico,
December 21, 1995